UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Merck & Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
MERCK & CO., INC.
2023 Annual Meeting
Vote by May 22, 2023 11:59 PM ET
MERCK & CO., INC. 126 EAST LINCOLN AVENUE RAHWAY, NJ 07065

V10974-P88229-Z84479

You invested in MERCK & CO., INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 23, 2023.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 9, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

  Vote at www.ProxyVote.com

  THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends

1. Election of Directors

Nominees:
1a. Douglas M. Baker, Jr.	For

1b. Mary Ellen Coe	For

1c. Pamela J. Craig	For

1d. Robert M. Davis	For

1e. Thomas H. Glocer	For

1f. Risa J. Lavizzo-Mourey, M.D.	For

1g. Stephen L. Mayo, Ph.D.	For

1h. Paul B. Rothman, M.D.	For

1i. Patricia F. Russo	For

1j. Christine E. Seidman, M.D.	For

1k. Inge G. Thulin	For

1l. Kathy J. Warden	For

1m. Peter C. Wendell	For

2. Non-binding advisory vote to approve the compensation of our named executive officers.	For

3. Non-binding advisory vote to approve the frequency of future votes to approve the compensation of our named executive officers.	Year

4. Ratification of the appointment of the Company’s independent registered public accounting firm for 2023.	For

5. Shareholder proposal regarding business operations in China.	Against

6. Shareholder proposal regarding access to COVID-19 products.	Against

7. Shareholder proposal regarding indirect political spending.	Against

8. Shareholder proposal regarding patents and access.	Against

9. Shareholder proposal regarding a congruency report of partnerships with globalist organizations.	Against

10. Shareholder proposal regarding an independent board chairman.	Against

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